Exhibit 24

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints CHARLES W. BURSON, MICHAEL D. BRYAN, SONYA M. DAVIS and MICHAEL L. DECAMP, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-3 covering the registration of debt securities of Monsanto Company in aggregate principal amount of up to $2,000,000,000 (the "Registration Statement") and any and all amendments to the Registration Statement (including post-effective amendments thereto), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by the Registration Statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated May 1, 2002

/s/ Frank V. Atlee III	/s/ Gwendolyn S. King
Frank V. Atlee III Chairman of the Board	Gwendolyn S. King Director

/s/ Hendrik A. Verfaillie	/s/ Sharon R. Long
Hendrik A. Verfaillie President, Chief Executive Officer, Director (Principal Executive Officer)	Sharon R. Long Director

/s/ Terrell K. Crews	/s/ Philip Needleman
Terrell K. Crews Executive Vice President, Chief Financial Officer (Principal Financial Officer)	Philip Needleman Director

/s/ Richard B. Clark	/s/ C. Steven McMillan
Richard B. Clark Vice President and Controller (Principal Accounting Officer)	C. Steven McMillan Director

/s/ Christopher J. Coughlin	/s/ William U. Parfet
Christopher J. Coughlin Director	William U. Parfet Director

/s/ Michael Kantor	/s/ John S. Reed
Michael Kantor Director	John S. Reed Director